FOR RELEASE June 1, 2009

Contact: Integrated Corporate Relations

Ashley M. Ammon

(203) 682-8200

Chindex International, Inc. to Report Fourth Quarter
and Full Year Fiscal 2009 Financial Results

Bethesda, Maryland – June 1, 2009 - Chindex International, Inc. (NASDAQ: CHDX), a leading independent American provider of western healthcare products and services in the People’s Republic of China, today announced that it plans to release fourth quarter and full year fiscal 2009 financial results on Thursday, June 11, 2009, before the market opens. Management will host a conference call at 8:00 am ET that day to discuss financial results.

To participate in the conference call, international callers dial 1-719-325-4805 and domestic callers dial 1-877-852-6581 approximately 10 minutes before the conference call is scheduled to begin.

The telephone replay will be available on the day of the call at (international) 1-719-457-0820 and (domestic) 1-888-203-1112; passcode 4974069 and continue to be available through June 25, 2009.

This call is also being webcast and will be accessible at Chindex’s website http://ir.chindex.com/events.cfm.

About Chindex International, Inc.

Chindex is an American healthcare company that provides healthcare services and supplies medical capital equipment, instrumentation and products to the Chinese marketplace, including Hong Kong. Healthcare services are provided through the operations of its United Family Hospitals and Clinics, a network of private primary care hospitals and affiliated ambulatory clinics in China. The Company’s hospital network currently operates in the Beijing, Shanghai, Guangzhou and Wuxi. The Company sells medical products manufactured by various major multinational companies, including Siemens AG and Intuitive Surgical, for which the Company is the exclusive distribution partner for the sale and servicing of color ultrasound systems and surgical robotic systems respectively. It also arranges financing packages for the supply of medical products to hospitals in China utilizing the export loan and loan guarantee programs of both the U.S. Export-Import Bank and the German KfW Development Bank. With twenty-seven years of experience, approximately 1,200 employees, and operations in China, Hong Kong, the United States and Germany, the Company’s strategy is to expand its cross-cultural reach by providing leading edge healthcare technologies, quality products and services to Greater China’s professional communities. Further company information may be found at the Company’s websites, http://www.chindex.com and http://www.unitedfamilyhospitals.com.